UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SYN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2022, Synthetic Biologics, Inc., a Nevada corporation (the “Company”), closed a private placement offering pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”) dated as of July 28, 2022 entered into with MSD Credit Opportunity Master Fund, L.P. (the “Investor”), pursuant to which the Company agreed to issue and sell (the “Offering”) 275,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and 100,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock,” and together with the Series C Preferred Stock, the “Preferred Stock”), at an offering price of $8.00 per share, for gross proceeds of approximately $3.0 million in the aggregate, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will be convertible, at a conversion price (the “Conversion Price”) of $1.22 per share (subject in certain circumstances to adjustments), into an aggregate of 2,459,016 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing.

The Company intends to include certain proposals at its 2022 annual meeting of stockholders, including to consider (i) an amendment to the Company’s Articles of Incorporation, as amended (the “Charter”), to change the name of the Company to “Theriva Biologics, Inc.” (the “Name Change”), (ii) an amendment to the Charter to increase the number of authorized shares of Common Stock from 20,000,000 to 350,000,000 (the “Authorized Common Stock Increase”) and (iii) any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Authorized Common Stock Increase (collectively, the “Stockholder Items”). The Investor has agreed in the Purchase Agreement to (i) not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the shares of the Preferred Stock until the earlier of the date that the Authorized Common Stock Increase is effected or October 26, 2022 (which may be extended to December 31, 2022 if certain conditions are met), (ii) vote the shares of the Series C Preferred Stock purchased in the Offering in favor of the Stockholder Items and (iii) vote the shares of the Series D Preferred Stock purchased in the Offering in the same proportion as shares of Common Stock and any other shares of capital stock of the Company that are entitled to vote thereon (excluding any shares of Common Stock that are not voted) on the Stockholder Items.

Each of the Name Change and the Authorized Common Stock Increase requires the affirmative vote of a majority of the voting power of the outstanding Common Stock and Preferred Stock entitled to vote on the proposal, voting together as a single class. Because the Series D Preferred Stock will, without further action of the Investor, be voted on the Stockholder Items in the same proportion as shares of Common Stock and any other shares of capital stock of the Company that are entitled to vote thereon (excluding any shares of Common Stock that are not voted), abstentions by common stockholders will not have any effect on the votes cast by the holders of the Series D Preferred Stock on the Stockholder Items.

Pursuant to the Purchase Agreement, the Company has filed certificates of designation (the “Certificates of Designation”) with the Secretary of the State of Nevada designating the rights, preferences and limitations of the shares of Series C Preferred Stock and Series D Preferred Stock. The Certificate of Designation for the Series C Preferred Stock provides, in particular, that the Series C Preferred Stock will have no voting rights other than the right to vote as a class on the Stockholder Items and the right to cast votes on an as converted to Common Stock basis on the Stockholder Items. The Certificate of Designation for the Series D Preferred Stock provides, in particular, that the Series D Preferred Stock will have no voting rights other than the right to vote as a class on the Stockholder Items and the right to cast 20,000 votes per share of Series D Preferred Stock on the Stockholder Items.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Conversion Price may be adjusted pursuant to the Certificates of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation).

Pursuant to the Purchase Agreement, the Company is required to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register for resale the shares of Common Stock that are issued upon the potential conversion of shares of Preferred Stock. The registration statement must be filed with the Commission no later forty-five (45) days following the date of the Purchase Agreement (the “Filing Deadline”) and the Company is required to use reasonable best efforts to cause such registration statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the Filing Deadline.

A.G.P./Alliance Global Partners (“AGP”) served as financial advisor to the Company and the Company agreed to pay AGP an aggregate cash fee equal to $175,000 and to reimburse the Placement Agent for certain of its expenses in an amount not to exceed $40,000.

The foregoing summaries of the Purchase Agreement and Certificates of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.1, 3.1, and 3.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release announcing the Offering on July 29, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Form of Certificate of Designation of Series C Convertible Preferred Stock
3.2	Form of Certificate of Designation of Series D Convertible Preferred Stock
10.1	Securities Purchase Agreement between Synthetic Biologics Inc. and MSD Credit Opportunity Master Fund, L.P., dated as of July 28, 2022
99.1	Press Release issued by Synthetic Biologics, Inc., dated July 29, 2022
104	Cover Page Interactive Data File (embedded within the XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2022	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer

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